Exhibit 10.14

HLP revisions 10/6/05 to PHK Draft of 10/5/05

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of                                        , 2005 (this “Agreement”), is by and between Newkirk Realty Trust, Inc., a Maryland corporation (the “Company”) and First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the “Investor”).

RECITALS:

                WHEREAS, the Company has filed a registration statement on Form S-11 (as the same may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to which the Company is making an initial public offering of its common stock, par value $0.01 per share (the “Common Stock”);

                WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D (“Regulation D”) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

                WHEREAS, the Investor wishes to purchase, and the Company wishes to issue and sell, shares of Common Stock having a value of $50,000,000, based on a purchase price per share equal to the initial public offering price of the Common Stock sold to the public pursuant to the Registration Statement, upon the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.          Definitions.  As used in this Agreement, the following terms have the meanings set forth below.

“Acquisition Agreement” shall mean that certain Acquisition Agreement, dated of even date herewith, between the Company and the Investor with respect to the assignment by the Investor to the Company of certain of Investor’s rights under the Exclusivity Services Agreement, dated as of December 31, 2003, between the Investor and Michael Ashner.

“Affiliate” shall mean (a) with respect to an individual, any member of such individual’s family residing in the same household; (b) with respect to an entity: (i) any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial  interest of or in such entity, or (ii) any brother, sister, brother-in-law, sister-in-law, lineal descendant or ancestor of any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial  interest of or in such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity; provided, however, that for purposes of the definition of “Affiliate,” no Investor shall be deemed an “Affiliate” of the Company.

“Agreement” shall have the meaning set forth in the preamble.

“Basket” shall have the meaning set forth in Section 9.03.

“Business Day” shall mean any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which banks in the City of New York are authorized or required to close.

“By-Laws” shall mean, when used with respect to a specified Person, the by-laws of a Person, as the same may be amended from time to time.

“Capital Stock” shall mean, with respect to any Person, any and all shares, shares of beneficial interest, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock or any form of membership, ownership or participation  interests, as applicable, including partnership interests, whether now outstanding or hereafter issued and any and all securities, debt instruments, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Commission Filings” shall have the meaning set forth in Section 3.08.

“Common Stock” shall mean the common shares, $0.01 par value per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

“Company Subsidiaries” and “Company Subsidiary” shall mean all of the subsidiaries of the Company as set forth on Exhibit 21 of the Registration Statement.

“Consents” shall mean all governmental and third party consents, approvals, authorizations, qualifications and waivers necessary to be received by a Person for the consummation of the transaction contemplated by the Agreement.

“Contract” shall mean any legally binding contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles applied on a consistent basis as used in the United States of America.

“Governmental Body” shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, the National Association of Securities Dealers, Inc., the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange.

“Indemnitee” shall have the meaning set forth in Section 9.01.

“Indemnitor” shall have the meaning set forth in Section 9.01.

“Investor” shall have the meaning set forth in the preamble.

“Law” shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

“Legal Proceeding” shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

“Legend” shall mean the Legend set forth in Section 4.02(e).

“Lien” shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.

“Lock-up Agreement” shall mean an agreement in substantially the form of Annex C hereto pursuant to which the Investor agrees that its right to sell the Common Stock to be acquired by it hereunder and pursuant to the Assignment Agreement shall be subject to restriction.

“Loss” shall have the meaning set forth in Section 9.01.

“Material Adverse Effect” shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on (i) the assets, business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company, the Operating Partnership, Newkirk REIT Advisor LLC, a Delaware limited liability company (the “Manager”) and the Company Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company, the Operating Partnership, the Manager or any Company Subsidiary; or (iii) the offering contemplated by the Registration Statement or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus.

“Notice” shall have the meaning set forth in Section 9.02(a).

“NYSE” shall mean the New York Stock Exchange.

“Offering” shall mean the offering and sale of the Shares contemplated by the Registration Statement and Prospectus that shall result in a minimum of gross proceeds of $___ million] to the Company.

“Operating Partnership” shall mean The Newkirk Master Limited Partnership, a Delaware limited partnership.

“Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Ownership Waiver” shall have the meaning set forth in Section 5.03.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company, Governmental Body or other entity.

“Prospectus” shall mean the prospectus, in the form in which it is to be filed with the SEC pursuant to Rule 424(b), or, if the prospectus is not to be filed with the SEC pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement becomes effective.

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Qualified Institutional Buyer” shall mean a Person that is a “qualified institutional buyer” within the definition contained in Rule 144A under the Securities Act.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated of even date herewith, between the Company and the Investor.

“Registration Statement” shall have the meaning set forth in the Recitals.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” shall mean the shares of Common Stock purchased by the Investor pursuant to the terms hereof.

“Subsidiary” shall mean, as to any Person, any other Person more than 50% of the shares of the voting stock, voting interests, membership interests or partnership interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

Section 1.02.          Rules of Construction.  Unless the context otherwise requires:

(a)           an accounting term defined by GAAP that is not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(b)           “or” is not exclusive;

(c)           words in the singular include the plural, and words in the plural include the singular;

(d)           the words “include” and “including” shall be deemed to mean “include, without limitation,” and “including, without limitation”;

(e)           “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

(f)            references to sections mean references to such section in this Agreement, unless stated otherwise; and

(g)           the use of any gender shall be applicable to all genders.

ARTICLE II
ISSUANCE, SALE AND PURCHASE OF THE SHARES.

Section 2.01.          Sale and Purchase of the Shares.  Upon the terms and subject to the conditions of this Agreement, the Company will sell to the Investor, and the Investor will purchase from the Company, shares of its Common Stock having a value of $50,000,000, based on a purchase price per share equal to the initial public offering price of the Common Stock sold to the public pursuant to the Registration Statement for a purchase price of $50,000,000 (the “Purchase Price”).

Section 2.02.                       Closing.

(a)           Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transaction contemplated by Section 2.01 (the “Closing”) shall take place simultaneously with the closing of the Company’s initial public offering, or at such other time as may be mutually agreed upon by the Investor and the Company (the “Closing Date”).  The Closing shall occur on the Closing Date at the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York.

(b)           At the Closing: (i) the Company will deliver to the Investor (x) a certificate for the Shares registered in the name of the Investor and (y) legal opinions of counsel to the Company addressed to the Investor, satisfactory to counsel to the Investor (the “Company Counsel Opinions”); (ii) the Investor, in full payment for the Shares, will deliver to the Company the Purchase Price in immediately available funds, by wire transfer to such account as the Company shall specify, and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VII.

Section 2.03.        Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares for the purposes set forth in the Registration Statement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

Section 3.01.        Organization and Good Standing.  Each of the Company, the Operating Partnership and the Subsidiaries has been duly organized and validly exists as a corporation, partnership, limited partnership or limited liability company in good standing under the laws of its jurisdiction of organization.  Each of the Company, the Operating Partnership and the Company Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties.  Each of the Company, the Operating Partnership and the Company Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.  The Company has heretofore delivered or made available to the Investor complete and correct copies of the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”).

Section 3.02.        Authority; Binding Effect. The Company has the full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus.  This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company.  This Agreement has been duly and validly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles

Section 3.03.        Organization and Good Standing of Company Subsidiaries.  The Company Subsidiaries constitute all of the Subsidiaries of the Company and the Operating Partnership.  Each of the Company, the Operating Partnership and the Company Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus except where the failure to obtain such consents would not have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and none of the Company, the Operating Partnership nor any Company Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company, the Operating Partnership or any Company Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.  Each of the Company, the Operating Partnership and the Company Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

Section 3.04.        Capitalization.  The capitalization table set forth in the Registration Statement and Prospectus accurately sets forth as of the date indicated therein, (i) the authorized capitalization of the Company, the number of shares of each class issued and outstanding and the number of shares reserved for issuance in connection with the Company’s stock option plans, and (ii) all options, warrants, convertible securities, rights to subscribe to, calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of stock of the Company.  All of the issued and outstanding shares of the Company’s Capital Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights.  No securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transaction contemplated by this Agreement.  All of the issued partnership interests, shares of capital stock of or other ownership interests in the Operating Partnership and in each Company Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except as otherwise set forth in the Prospectus) at the Closing will be owned directly or indirectly by the Company (in the case of the Operating Partnership) or by the Operating Partnership or a Company Subsidiary, free and clear of any Lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.

Section 3.05.        No Violations; Consents.   Neither the execution, delivery or performance by the Company of this Agreement nor the consummation of the transaction contemplated hereby, will (a) conflict with, or result in the breach of, any provision of the organizational documents of the Company, the Operating Partnership or any Company Subsidiary, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract or Order to which the Company, the Operating Partnership or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of the properties or assets of the Company, the Operating Partnership or any Company Subsidiary is bound, (c) constitute a violation of any Law applicable to the Company, the Operating Partnership or any Company Subsidiary; or (d) result in the creation of any Lien upon the properties or assets of the Company, the Operating Partnership or any Company Subsidiary.  Except for the approval of the NYSE referred to in Section 6.01(c) and the declaration by the SEC of the effectiveness of the Registration Statement, no Consent is required on the part of the Company, the Operating Partnership or the Company Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, including the issuance, sale and deliver of the Shares to be issued, sold and delivered hereunder.

Section 3.06.        Listing.  The Company has applied to have its shares of Common Stock listed on the NYSE.

Section 3.07.        Financial Statements.  The pro forma financial statements, financial statement schedules and pro forma data set forth in the Registration Statement and Prospectus accurately reflect the books and records of the Company and the Operating Partnership and present fairly, in all material respects, the financial position of the Company and the Operating Partnership and the Company Subsidiaries and the results of their operations and their cash flows for the period and date covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments (none of which will be material in amount).  The assumptions used in preparing the pro forma and financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.

Section 3.08.      Commission Filings.  The Operating Partnership has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act from and after January 1, 2002 (all such reports and statements are collectively referred to herein as the “Commission Filings”).  As of their respective dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Operating Partnership included in the Commission Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

Section 3.09.      Absence of Certain Developments.  Except as specifically disclosed in the Commission Filings, since December 31, 2004 and as of the date hereof no event or series of events has occurred which could reasonably have a Material Adverse Effect.

Section 3.10.      Litigation.  There are no Legal Proceedings pending or, to the knowledge of the Company, threatened, that question the validity of this Agreement or the transaction contemplated hereby or any action taken or to be taken by the Company, the Operating Partnership or any Company Subsidiary in connection with the consummation of the transaction contemplated hereby.  There are no material Legal Proceedings pending or, to the knowledge of the Company, threatened, against or involving the Company, the Operating Partnership or any Company Subsidiary or any of their respective properties or assets, at Law or in equity which in the aggregate could reasonably have a Material Adverse Effect.  There is no outstanding or, to the knowledge of the Company, threatened, Order of any Governmental Body against the Company, the Operating Partnership or any Company Subsidiary or any of their respective properties or assets, which Order could reasonably have a Material Adverse Effect.

Section 3.11.      Compliance with Laws.  The Company, the Operating Partnership and the Company Subsidiaries are in compliance in all material respects with all Laws and Orders promulgated by any Governmental Body applicable to the Company, the Operating Partnership and the Company Subsidiaries or to the conduct of the business or operations of the Company, the

Operating Partnership and the Company Subsidiaries or the use of their properties (including any leased properties) and assets, except where failure to comply would not have a Material Adverse Effect.  Since July 1, 2005 neither the Company, the Operating Partnership nor any Company Subsidiary has received any written notice of violation or alleged material violation of any such Law or Order by any Governmental Body in any material respect that has not been resolved.  Since July 1, 2005 neither the Company, the Operating Partnership nor any Company Subsidiary has received written notice that it is the subject of an investigation by any Governmental Body which has not been resolved or which could reasonably have a Material Adverse Effect.

Section 3.12.      Financial Advisors.  Except as set forth on Schedule 3.12, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transaction contemplated hereby.

Section 3.13.      Registration Statement.  At the time of the effectiveness of the Registration Statement, the Registration Statement and Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder (“Rules and Regulations”), and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related preliminary prospectus in light of the circumstances under which they were made, not misleading.  The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

Section 3.14.      No Default.  The Company is not in default in the payment or performance of any of its Contracts, except where such default would not have a Material Adverse Effect.

Section 3.15.      Other Registration Rights.  Except as provided in the Registration Statement, the Company has not entered into any agreement to register its debt or equity securities under the Securities Act.

Section 3.16.      Disclosure Controls.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is timely made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Operating Partnership’s certifying officers have evaluated the effectiveness of the Operating Partnership’s controls and procedures as of June 30, 2005 (such date, the “Evaluation Date”).  The Operating Partnership presented in its Form 10-Q for the quarter ended June 30, 2005 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Operating Partnership’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in any factors that could significantly affect the Company’s or the Operating Partnership’s internal controls.

Section 3.17       Taxes.     Since January 1, 2002, the Operating Partnership and each Company Subsidiary has timely filed or caused to be filed any and all material tax returns required to be filed by it under applicable federal, state, local and foreign Law, except where the failure to failure to do so could not reasonably be expected to have a Material Adverse Effect.  The reserves for taxes contained in the financial statements of the Operating Partnership or carried on the books and records of the Operating Partnership are in the aggregate adequate to cover all tax liabilities and deferred taxes of the Operating Partnership and the Company Subsidiaries as of the date of this Agreement, except to the extent that any inadequacy could not in the aggregate reasonably have a Material Adverse Effect.  Commencing with its initial taxable year beginning on the business day prior to the Closing Date and ending December 31, 2005, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the Company’s proposed method of operation as described in the Registration Statement and in the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and all statements in the Registration Statement and the Prospectus regarding the Company’s qualification and taxation as a REIT are true, complete and correct in all material respects.

               Section 3.18   Non-Integration.  None of the Company, the Operating Partnership nor any of their respective affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act and the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement.  Except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership nor any of their respective affiliates has sold or issued any Common Stock or other security of the Company, the Operating Partnership or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act or the Rules and Regulations.

Section 3.19  Affiliations.  No relationship, direct or indirect, exists between or among any of the Company, the Operating Partnership, the Manager or any of their respective affiliates, on the one hand, and any director, officer, stockholder, tenant or supplier of the Company, the Operating Partnership, the Manager or any of their respective affiliates, on the other hand, which is required by the Securities Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Operating Partnership to or for the benefit of any of the officers or directors of the Company or the Operating Partnership or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

Section 3.20       Investment Company.   Neither the Company nor the Operating Partnership is and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Section 4.01.          Investor Representations.  The Investor represents and warrants to the Company as follows:

(a)           Authorization.  The Investor is a trust organized and validly existing under the Laws of the State of Ohio.  The Investor has the full power and authority to enter into this Agreement and to consummate the transaction contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Investor of the transaction contemplated hereby have been duly authorized by all necessary action on the part of the Investor.  This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligations of the Investor, enforceable in accordance with its respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

(b)           Investment Representations.  The Investor is a Qualified Institutional Buyer and is acquiring the Shares for the Investor’s own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein.  The Investor understands that the Shares have not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) and/or Regulation D promulgated under the Securities Act, and that the Shares may not be sold or otherwise disposed of unless registered under the Securities Act or exempted from such registration.

(c)           Investor’s Acknowledgment. The Investor has had the opportunity, directly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement.

(d)           Financial Advisors.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Investor, directly or indirectly, in connection with the transaction contemplated by this Agreement.

(e)           Legend.

(i)            The certificate evidencing the Shares will bear a legend (the “Legend”) substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED FOR IN THAT CERTAIN LOCK-UP AGREEMENT, DATED ____________, 2005, BETWEEN NEWKIRK REALTY TRUST, INC. AND FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF NEWKIRK REALTY TRUST, INC.’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  SUCH RESTRICTIONS ARE SET FORTH IN NEWKIRK REALTY TRUST, INC.’S ARTICLES OF ORGANIZATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ON REQUEST AND WITHOUT CHARGE.”

(ii)           The first paragraph of the legend endorsed on the certificate pursuant to Section 4.01 (e) hereof shall be removed and the Company shall issue a certificate without such portion of the legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and (iii) the expiration of the restrictions on transfers under the Lock-up Agreement provided that such securities may then be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

(f)            Ownership and Transfer Limitations.  The Investor has received a copy of the Articles of Incorporation of the Company, and understands, and will be in compliance with, the restrictions on transfer and ownership of the Company’s Capital Stock included therein at the Closing and at all times thereafter.

ARTICLE V
COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

Section 5.01.          Maintain Listing.  The Company will use commercially reasonable efforts to (x) maintain the listing and trading of its Common Stock on the NYSE, for so long as the Company qualifies for such listing under the rules and regulations of the NYSE and (y) comply in all material respects with the Company’s reporting, filing, and other obligations, under the rules and regulations of the NYSE.  In the event that the Common Stock is no longer eligible for listing and trading on the NYSE, the Company will use commercially reasonable efforts to secure the listing or quotation of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange (if such listing is permitted by the bylaws, rules or regulations of any of the foregoing) and to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges or the National Association of Securities Dealers, Inc., as applicable.  The Company will promptly provide to the Investor copies of any notices it receives from the NYSE and any other exchange or quotation system on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems.

Section 5.02.          Secure Listing.  Following the execution of this Agreement, the Company shall promptly file with the NYSE an application to list the Shares on the NYSE.

Section 5.03    Exemption from Ownership Limitation.  The Company will grant the Investor an exemption (the “Ownership Waiver”) from the ownership limitation contained in the Company’s Articles of Incorporation to permit ownership by it of Common Stock to the extent that such ownership does not exceed the greater of (i) 17.5% of the outstanding Common Stock on a fully diluted basis, and (ii) the percentage of Common Stock owned by Investor immediately following the consummation of the transactions hereunder, assuming in either case the redemption of all interests in the Operating Partnership that are redeemable in exchange for shares of Common Stock, whether or not such interests are then redeemable.

Section 5.04    REIT Certifications.  The Company shall deliver to the Investor, at such time as may reasonably be requested by the Investor (but in any event no less frequently than on a quarterly basis), a certificate or certificates signed by an authorized officer of the Company to the effect that the Company has complied with and is then in compliance withthe asset and income tests set forth in Section 856 of the Code, and that such officer anticipates that the Company will continue to comply with such requirements.  In addition, the Company shall cooperate with the Investor, including, without limitation, by providing information and documents in its control relating to the income and assets of the Company at such times as may reasonably be requested by the Investor, even if the Investor at such time no longer holds an interest in the Company, in addressing issues raised by any taxing authority in any audit or similar proceeding that relates to or arises out of the Investor’s investment in the Company.  The Investor shall reimburse the Company for any increased out of pocket costs attributable to providing the certifications and information described in this paragraph to the Investor.  The Company shall give the Investor at least sixty (60) days advance notice of any determination by the Company to elect to cease to be treated as a REIT for federal income tax purposes and will not cease to qualify as a REIT for any period prior to the end of such 60-day notice period.

ARTICLE VI
ACTIONS PRIOR TO CLOSING

Section 6.01.        Consent.  Each of the Company and the Investor will use its reasonable best efforts and shall fully cooperate with each other to make promptly all registrations, filings and applications, give all notices and obtain all Consents in connection with the transaction contemplated hereby.

Section 6.02.        Publicity.  The parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transaction contemplated hereby without obtaining the prior written approval of the other party hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent either party, at any time, from furnishing any required information to any Governmental Body or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transaction contemplated hereby if required by Law, although, the parties agree to consult with each other as to the content of any release so required and consider in good faith the comments of the other thereon.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01.        Conditions to Obligations of the Investor.  The obligation of the Investor to consummate the transaction contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)           No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the issuance of the Shares.

(b)           Stock Certificates.  The Company shall have delivered to the Investor (i) a certificate representing the Shares, duly registered in the name of the Investor, which Shares shall have been duly and validly authorized and issued and, assuming delivery of the Purchase Price, fully paid and non-assessable, and (ii) the Company Counsel Opinions, which opinions shall include opinions acceptable to Investor with respect to the Operating Partnership and the Joinder Agreement as well as to the Company as herein provided.

(c)           Shares.   The Shares shall be issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any equity security from the Company, the Operating Partnership or any Subsidiary upon issuance or sale of the Shares and  the Common Stock and the Shares shall conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(d)           NYSE Listing.  The Shares have been duly listed on the NYSE, pending notice of issuance and the Company shall not be in violation of the listing requirements of the

NYSE in any material respect nor shall the Company have received any written notice from the NYSE that the Common Stock is to be delisted by the NYSE.

(e)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

(f)            Absence of Material Developments.  Since June 30, 2005, no event or series of events shall have occurred that reasonably would be expected to have a Material Adverse Effect.

(g)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(h)           No New Information.  The Investor shall not have become aware of any information or other matter with respect to legal matters affecting the Company that is inconsistent with the financial and other information disclosed to the Investor prior to the date hereof including the disclosures in the Registration Statement as filed with the SEC on the date hereof, in a manner that constitutes or would reasonably be expected to have a Material Adverse Effect.

(i)            Effectiveness of Registration Statement.  The Registration Statement shall have been declared effective by the Commission and the  Offering shall have been consummated and the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j)            Officer’s Certificate.  The Investor shall have received a certificate of an officer of the Company, dated the Closing Date, certifying on behalf of the Company as to the fulfillment of the conditions specified in this Section 7.01.

(k)           Acquisition Agreement.  The transactions contemplated by the Acquisition Agreement shall have been consummated or shall be consummated simultaneously with the Closing.

(l)            Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Company.

(m)          Ownership Waiver.  The Ownership Waiver shall have been granted by the Company.

(n)       Advisory Agreement.  The Company and the Operating Partnership shall have retained NKT Advisors LLC as its advisor pursuant to an agreement on the terms and conditions described in the Registration Statement and such agreement shall have been  duly and validly authorized, executed and delivered by the Company and the Operating Partnership and shall constitute the legal, valid and binding obligation of the Company and the Operating Partnership, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)           Joinder by the Operating Partnership.  The Operating Partnership shall have executed and delivered an Agreement of Joinder, in form and substance satisfactory to the Investor, for the purpose of joining in and becoming a party to this Agreement, jointly and severally with the Company, with the effect of amending this Agreement by adding the Operating Partnership as a party, and the Operating Partnership shall therein make with the Company, jointly and severally, all representations, warranties, covenants and agreements made herein by the Company, and shall make the representations and warranties set forth in Section 3.02 hereof with respect to the authority of the Operating Partnership to enter into this Agreement and the binding effect of this Agreement on the Operating Partnership, among others.

(o)           No Stop Order or Suspension.  No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company of the initiation or threatening of any proceedings for any such purposes, has occurred.

Section 7.02.          Conditions to Obligations of the Company.  The obligation of the Company to consummate the transaction contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)           No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the issuance of the Shares.

(b)           Purchase Price.  The Investor shall have delivered to the Company the Purchase Price.

(c)           Effectiveness of Registration Statement.  The Registration Statement shall have been declared effective by the Commission and the IPO shall have been consummated.

(d)           Acquisition Agreement.  The transactions contemplated by the Acquisition Agreement shall have been consummated or shall be consummated simultaneously with the Closing.

(e)           Lock-up Agreement.  The Lock-up Agreement shall have been executed and delivered by the Investor.

ARTICLE VIII
SURVIVAL

Section 8.01.          Survival.  The representations and warranties and covenants to be performed at or prior to Closing of the parties set forth in this Agreement shall survive for a period of 12 months following the execution and delivery of this Agreement and thereafter shall be of no further force or effect, provided that the representations and warranties set forth in (i) Sections 3.01 (Organization), 3.02 (Authorization), and 3.04 (Capitalization) shall survive indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law) and (ii) 3.17 (Taxes) shall survive for the applicable statute of limitations.  Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law).  Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice which notice specifies in reasonable detail the facts upon which such claim is made within the survival period as provided in this Section 8.01 shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

ARTICLE IX
INDEMNIFICATION

Section 9.01.        Generally.  Subject to the limitations and other provisions of this Article IX, the Company covenants and agrees to indemnify, defend and hold harmless the Investor and its directors, officers, shareholders, employees and agents (each, an “Investor Party”) from and against any and all Losses resulting from, incurred in connection with or arising out of (a) any breach of any representation, warranty, agreement or covenant of the Company contained herein, or (b) the failure of the Company to perform any of the agreements, covenants or obligations of the Company contained herein (other than if any such claim was a result of a breach by the Investor under this Agreement).  Subject to the limitations and other provisions of this Article IX, the Investor covenants and agrees to indemnify, defend and hold harmless the Company from and against (but only to the extent of) any and all Losses resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty, covenant or agreement of the Investor contained herein, or (b) the failure of the Investor to perform any of the agreements, covenants or obligations of the Investor contained herein.  The term “Loss” or any similar term shall mean any and all damages, reduction in value of the original investment in the Shares, deficiencies, costs, claims, fines, judgments, amounts paid in settlement, expenses of investigation, interest, penalties, assessments, out-of-pocket expenses (including reasonable attorneys’ and auditors’ fees and disbursements, witness fees and court costs).  The party or parties being indemnified are referred to herein as the “Indemnitee” and the indemnifying party is referred to herein as the “Indemnitor.”

Section 9.02.        Indemnification Procedure.

(a)           Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party’s right to indemnification hereunder, unless and then only to the extent that such failure or delay or alleged delay has resulted in actual prejudice to the Indemnitor, including, without limitation, by the expiration of a statute of limitations.  In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a “Notice”) to the Indemnitor stating the nature and basis of such claim.  In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee’s failure to timely give such Notice.

(b)           In the case of third party claims for which indemnification is sought, the Indemnitor shall, if necessary, retain counsel reasonably satisfactory to the Indemnitee, and have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise.  In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim.  The Indemnitor shall, within 15 Business Days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim.  If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 15 Business Days after receipt of the Notice of the Indemnitor’s election to defend such claim, (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), or (iv) a conflict exists between the Indemnitor and the Indemnitee which the Indemnitee has reasonably concluded would prejudice the Indemnitor’s defense of such action, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall, at the sole expense of the Indemnitor, defend against such claim and (x) in the event of a circumstance described in clause (i) and (ii), the Indemnitee may settle such claim without the consent of the Indemnitor (and the Indemnitor may not challenge the reasonableness of any such settlement) and (y) in the event of a circumstance described in clause (iii) and (iv), the Indemnitee may not settle such claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed).  The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor if the Indemnitee is entitled to indemnification hereunder and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, within a reasonable time of the incurrence of such Losses.  Regardless of which party shall assume the defense or negotiation of the settlement of the claim, the parties agree to cooperate fully with one another in connection therewith.  In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, the Indemnitor shall, within 20 days after written notice from the Indemnitee specifying the amount of Losses, pay to the Indemnitee, in immediately available funds, the amount of such Losses.  Anything in this Article IX to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

Section 9.03.                       Limitations on Indemnification.

                Neither party shall be entitled to be indemnified hereunder unless and until the aggregate of all Losses incurred by such party shall exceed $50,000 (the “Basket”); provided, however, that the Basket shall not apply to any Losses incurred by such party with respect to any third party claim against such party for which such party is entitled to indemnity pursuant to Section 9.01.  Notwithstanding anything to the contrary contained herein, the liability of (i) the Company under this Article IX shall be limited to an amount equal to the Purchase Price; and (ii) the Investor under this Article IX shall be limited to an amount equal to the Purchase Price.

ARTICLE X
TERMINATION

Section 10.01.        Termination.  This Agreement may be terminated on or any time prior to the Closing by the mutual written consent of each of the Investor and the Company.

Section 10.02.  Offering of Common Stock.  In the event that (i) the Registration Statement has not been declared effective and the Offering contemplated thereby has not been consummated on or before March 31, 2006, or (ii) the gross proceeds to the Company of the Offering do not equal or exceed $____ million, the Investor shall have the right, but not the obligation, to terminate this Agreement.

Section 10.03  Effect Of Termination.  In the event of the termination of this Agreement as provided in Section 10.01, all obligations and agreements of the parties set forth in this Agreement shall forthwith become void except for the obligations set forth in:  (i) Section 6.02 (Publicity) and (ii) Article IX (Indemnification), and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement.  Notwithstanding the foregoing, the termination of this Agreement shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.

ARTICLE XII

MISCELLANEOUS

Section 11.01  Notices and Addresses.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the Business Day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

Newkirk Realty Trust, Inc.

Two Jericho Plaza

Wing A, Suite 111

Jericho, New York 11753

Attention:  Peter Braverman

Facsimile:   (516) 433-2777

Telephone:  (516) 822-0022

If to the Investor:

First Union Real Estate Equity and Mortgage Investments

7 Bulfinch Place, Suite 500

P.O. Box 9507

Boston, Massachusetts  02114

Attention:  Carolyn Tiffany

Facsimile:   (617) 742-4643

Telephone:  (617) 570-4606

Section 11.02  Captions.  The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

Section 11.03  No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.  Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the Investor.

Section 11.04  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

Section 11.05  Exclusive Agreement; Amendment.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought, except that, with respect to the Investor, this Agreement may be amended by a written instrument executed by the Investor.

Section 11.06  Limitation on Assignment; Parties in Interest.

(a)           No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company without the prior written consent of the Investor and any attempted assignment without the required consent shall be void.  No assignment of this Agreement or of any rights or obligations hereunder may be made by the Investor (by operation of Law or otherwise) except as permitted by the Lock-up Agreement.

(b)           This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and assigns.

Section 11.07  Governing Law.  This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

Section 11.08  Jurisdiction.  Each of the Investor and the Company (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Company, or the Investor and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 11.09  No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) any Person entitled to indemnity under Article IX and (ii) with respect to the representations and warranties set forth in Articles III and IV, any placement agent identified on Schedule 3.12 hereof.

Section 11.10  Injunctive Relief.  In the event that any party threatens to take any action prohibited by this Agreement, the parties agree that there may not be an adequate remedy at law.  Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief (without the necessity of posting any bond or undertaking).  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 11.11  Counterparts.  This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 11.12  Actions Simultaneous.  All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEWKIRK REALTY TRUST, INC.

By:
Name:
Title:

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:
Name:
Title: